UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2009

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	1-7845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 5, 2009, a shareholder derivative complaint was filed by the New England Carpenters Pension Fund, which represented that it owns 3,000 shares of Leggett stock, in the Circuit Court of Jasper County, Missouri. The complaint is substantially similar to a lawsuit filed by the New England Carpenters Pension Fund in federal court on September 4, 2008, which the plaintiff voluntarily dismissed on September 26, 2008 without prejudice to its right to re-file. However, this new lawsuit has fewer claims and asserts no federal causes of action.

The action is purportedly brought on behalf of the Company, naming as defendants certain current and former officers and directors of Leggett. The plaintiff alleges, among other things, that the individual defendants participated in the backdating of stock options, breached fiduciary duties, caused or allowed the Company to issue false and misleading financial statements and proxy statements, and sold Company stock while in possession of material non-public information. The plaintiff seeks, among other things, unspecified monetary damages against the individual defendants, certain equitable and other relief relating to the profits from the alleged improper conduct, the adoption of certain Company corporate governance proposals, the imposition of a constructive trust over the defendants’ stock options and proceeds, punitive damages, the rescission of certain unexercised options, and the reimbursement of litigation costs. The plaintiff is not seeking any monetary relief from the Company. Policies of directors and officers liability insurance are in force, subject to customary limits and exclusions.

The complaint is based on a statistical analysis of stock option grants and Leggett stock prices that we believe is flawed. As stated in our prior 8-K, we continue to believe this lawsuit does not take into consideration important aspects of Leggett’s stock option plans. For example, the plaintiff has noted only one set of stock option grants, made on December 30, 2005, within what we believe to be the applicable 5-year statute of limitations. These option grants were made in accordance with the Company’s Deferred Compensation Program, which (i) provided that options would be dated on the last business day of December, and (ii) was filed with the SEC on December 2, 2005 setting out the pricing mechanism well before the grant date. We provided plaintiff’s counsel with this publicly available documentation before they dismissed the prior federal court lawsuit.

Leggett believes the outcome of this litigation will not have a material adverse effect on its financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: February 9, 2009	By:	/S/ JOHN G. MOORE
John G. Moore
Vice President

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